EXHIBIT 10
CUMMINS INC.
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (this “Agreement”), which relates to a grant of performance-based Restricted Stock Units (“RSUs”) made on _____________ (the “Date of Grant”), is between Cummins Inc. (the “Company”), and the individual whose name is set forth on the signature page hereof (the “Participant”):
R E C I T A L S:
WHEREAS, the Company has adopted the Cummins Inc. 2012 Omnibus Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan); and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the RSUs provided for herein to the Participant pursuant to the Plan, and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Grant. The Company hereby grants to the Participant the number of RSUs set forth in the grant letter accompanying this Agreement (the “Grant Letter”) on the terms and conditions set forth in this Agreement. [One hundred percent (100%) of such RSUs are referred to as the “Target RSUs.”] The Participant’s rights with respect to the RSUs will remain forfeitable at all times prior to the date such RSUs vest as described in Section 4.
2.    Performance Period and Goals. The vesting of the RSUs is subject to the achievement of the performance goals (the “Performance Goals”) indicated in the Grant Letter during the performance period indicated in the Grant Letter (the “Performance Period”), as well as on continuous employment by the Participant until the Vesting Date (as defined below).

3.    Restrictions on Transfer. The Participant cannot sell, transfer, or dispose of or pledge or hypothecate or assign the unvested RSUs or the Shares underlying the vested RSUs prior to the date on which such vested RSUs are settled pursuant to Section 4 (collectively, the “Transfer Restrictions”).

4.    Vesting; Termination of Employment.

(a)    Vesting. Except as set forth in subsection (c), the RSUs will be eligible to vest only if the Participant continues in employment with the Company or its Affiliate until _________ (the “Vesting Date”). If the Participant’s employment with the Company and its Affiliates terminates for any reason prior to the Vesting Date, then[, except as set forth in subsection (c),] the RSUs shall be forfeited on the date of such termination without consideration therefor.

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(b)    Determination of Performance. As soon as practicable after the end of the Performance Period [INSERT DESCRIPTION OF PROCESS FOR PERFORMANCE DETERMINATION].

(c)    [Death or Disability; Certain Involuntary Terminations Without Cause. Notwithstanding anything to the contrary in this Agreement, (i) if the Participant’s employment terminates prior to the Vesting Date due to death or Disability, then the Participant shall immediately and automatically vest in [____] of the Target RSUs [(regardless of the achievement of the Performance Goals)], and the remaining unvested portion of the RSUs shall be forfeited without consideration therefor and (ii) if (A) the Participant’s employment terminates prior to the Vesting Date as a result of an involuntary termination by the Company without Cause and (B) the Committee determines in its sole and absolute discretion that the Performance Goals have been achieved at a satisfactory level, then a number of the then-unvested RSUs determined by the Committee shall be deemed to have been earned and vested as of the date of such determination.]

5.    Settlement.

(a)    General. Except as otherwise provided in Section 5(b), as soon as practicable after the RSUs vest (but in all events during the year immediately following the end of the applicable Performance Period), the Company will settle such vested RSUs by making an appropriate book entry in the Participant’s name for a number of Shares equal to the number of RSUs that have vested. The Transfer Restrictions applicable to any Shares issued in respect of the RSUs shall lapse upon such issuance.

(b)    Restrictions. The Company shall not be liable to the Participant for damages relating to any delays in making an appropriate book entry, or any mistakes or errors in the making of the book entry, provided that the Company shall correct any such errors caused by it. Any such book entry shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may make an appropriate book entry notation to make appropriate reference to such restrictions.
6.    No Shareholder Rights. The Participant shall not have any voting, dividend or other shareholder rights with respect to the Shares underlying the RSUs.
7.    No Right to Continued Employment or Future Awards. The granting of the RSUs shall impose no obligation on the Company or any of its Affiliates to continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of the Participant. In addition, the granting of the RSUs shall impose no obligation on the Company or any of its Affiliates to make awards under the Plan to the Participant in the future.

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8.    Taxes. The Company and its Affiliates shall have the right and are hereby authorized to withhold any applicable withholding taxes in respect of the RSUs and to take such other action as may be necessary to satisfy all obligations for the payment of such withholding taxes, including withholding Shares otherwise deliverable hereunder to satisfy such tax obligations.

9.    Securities Laws. Upon the acquisition of any Shares pursuant to the RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10.    Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt by the addressee.

11.    Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO CONFLICTS OF LAWS.

12.    RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The RSUs are subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time are incorporated herein by reference. In the event of a conflict between any term or provision in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern.

13.    Recoupment. The award represented by this Agreement (this “Award”) and the compensation received by the Participant under this Award shall be subject to the terms of any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid under this Award.

14.    Amendments. The Company may amend this Award at any time, provided that the Participant’s consent to any amendment is required to the extent the amendment materially diminishes the rights of the Participant or results in cancellation of the Award. Notwithstanding the foregoing, the Company need not obtain Participant (or other interested party) consent for (a) the adjustment or cancellation of an Award pursuant to the adjustment provisions of the Plan; (b) the modification of the Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (c) the modification of the Award to preserve favorable accounting or tax treatment of the Award for the Company; or (d) the modification of the Award to the extent the Committee determines that such action does not materially and adversely affect the value of an

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Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

15.    Committee Interpretation. As a condition to the grant of this Award, the Participant agrees (with such agreement being binding upon the Participant’s legal representatives, guardians, legatees or beneficiaries) that this Agreement will be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement or the Plan, and any determination made by the Committee under this Agreement or the Plan, will be final, binding and conclusive.

16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

CUMMINS INC.

By: __________________
Name: ________________
Title: _________________

Agreed and acknowledged as of the date first above written:

Participant: Participant Name

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